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                                                                Exhibit 23.8

                    CONSENT OF DILLON, READ & CO. INC.

        We hereby consent to the use of Appendix II containing our opinion letter dated July 31, 1996 to the Board of Directors of Rockwell International Corporation in the Proxy Statement-Prospectus constituting a part of both the Registration Statement on Form S-4 of New Rockwell International Corporation ("New Rockwell") with respect to shares of Common Stock, par value $1 per share, and Class A Common Stock, par value $1 per share, of New Rockwell (including the associated Preferred Share Purchase Rights) and the Registration Statement on Form S-4 of The Boeing Company ("Boeing") with respect to shares of Common Stock, $5.00 par value, of Boeing (including the associated Preferred Stock Purchase Rights) and to the references to our firm in such Proxy Statement-Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        DILLON, READ & CO. INC.



New York, New York
October 28, 1996